UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2011
Date of Report (date of earliest event reported)
_________________________

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

Effective on April 1, 2011, Ascena Retail Group, Inc. (the “Company”) entered into an agreement with Jay S. Levine. The agreement was an offer letter for employment with the Company which commenced on April 1, 2011. A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On April 4, 2011, the Company issued a press release announcing the appointment of Jay S. Levine to serve as Senior Vice President, Chief Accounting Officer and Corporate Controller. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to his appointment, Mr. Levine was Vice President and Corporate Controller for Polo Ralph Lauren Corporation for five years, where his responsibilities included SEC reporting, financial planning and analysis, internal controls, and shared services.  Prior to joining Polo Ralph Lauren, Mr. Levine spent twelve years at Time Warner Inc. where he led Time Warner’s SEC reporting and accounting policy function for eight years and last served as Vice President and Chief Accounting Officer of its former Music division. Jay started his career and spent eight years at the public accounting firm, Ernst & Young.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter effective April 1, 2011.
99.1	Press Release of Ascena Retail Group, Inc. dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date:  April 5, 2011

/s/ Armand Correia
Armand Correia
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)